Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

Sizmek Reports First Quarter 2014 Results

•                  First quarter revenues increase 13%

•                  Pro forma Adjusted EBITDA increases to $1.9 million

New York, NY — May 6, 2014 — Sizmek Inc. (NASDAQ: SZMK), a leading open ad management platform company servicing over 5,000 agencies and with representatives in 48 countries, today reported financial results for the first quarter ended March 31, 2014.

Revenues for the three months ended March 31, 2014 were up 13% to $38.4 million compared to the same period of 2013. On a pro forma basis, Adjusted EBITDA improved from a slight loss in the first quarter of 2013 to $1.9 million in the first quarter of 2014. Sizmek’s first quarter 2014 loss was $14.4 million and included $11.2 million of cash and noncash expenses incurred in connection with the February 7, 2014 merger and spin off transaction.  The first quarter 2013 loss was $8.0 million and included $1.5 million of merger, integration and other costs.

“Now with our clear focus on digital, our strong first quarter results reflect our market position as an open ad management company,” said Neil Nguyen, CEO and President of Sizmek.  “We have defined a path forward and are focused on delivering upon our product strategy, most recently with the launches of Device Intelligence and Verification.  As the pace of our innovation accelerates, we expect continued progress during the year.”

On February 7, 2014, the merger and spin off transaction of Digital Generation (DG) pursuant to the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Extreme Reach, Inc., a wholly-owned subsidiary of Extreme Reach and DG was completed. DG’s online business was spun off into Sizmek Inc. just prior to the merger. Accordingly, the accompanying financial statements reflect results up to February 7, 2014 on a carve-out basis and results subsequent to February 7, 2014 on a stand-alone basis.

First quarter highlights include:

•                  Revenue in North America, Sizmek’s largest region, grew over 25% from the first quarter of 2013.

•                  First quarter 2014 results reflect $11.2 million of merger, integration and other expenses which includes $4.9 million of cash expenses and $6.3 million related to non-cash share-based compensation from the vesting of equity awards in connection with the merger and spin off transaction on February 7, 2014.

•                  At February 7, 2014, Sizmek received a contribution of cash and net assets totaling $75.7 million that was previously related to the DG TV business.  At March 31, 2014, approximately $18.7 million of the contributed net assets remained uncollected.

•                  Cash and cash equivalents increased from $22.6 million at December 31, 2013 to $83.1 million at March 31, 2014.

•                  Cash flow from operations in the first quarter 2014 was negatively impacted by $4.9 million of merger, integration and other expenses.

2014 Outlook:

For 2014, the Company continues to expect the following:

•                  Revenues for 2014 are expected to be in the range of $177 million to $193 million; a 10% to 20% increase from $161.1 million in 2013.

•                  Adjusted EBITDA for 2014 is expected to be in the range of $21 million to $26 million as compared to pro forma Adjusted EBITDA of $21 million in 2013.

First Quarter 2014 Financial Results Webcast

The Company’s first quarter 2014 financial results conference call will be broadcast live on the Internet at 5 p.m. ET on May 6, 2014.  To access the conference call by telephone, interested parties may dial 877-474-9502 and enter passcode 83760711. International callers may access the call by dialing 857-244-7555. Please call five minutes in advance to ensure that you are connected. A replay will also be available for seven days following the call. To access the replay, interested parties may dial 888-286-8010 and enter passcode 63544046. International callers may access the replay by dialing 617-801-6888. Participants can access the webcast at www.sizmek.com. For the webcast, please allow 15 minutes to register and download any necessary software. Following the call’s completion, a replay will also be available for 30 days on the Company’s website.

Basis of Presentation

The accompanying financial statements and schedules reflect the combined historical results of operations, financial position and cash flows of DG’s online business conducted through its online subsidiaries and an allocable portion of certain DG corporate expenses for periods up to February 7, 2014.  These combined financial statements include expense allocations for (1) certain corporate functions historically provided by DG, including, but not limited to, finance, audit, legal, information technology, human resources, communications, compliance, and shared services; and (2) share-based compensation. The allocations may not, however, reflect the full expense we would have incurred as an independent, publicly traded company for the periods presented. We believe we have benefited from sharing the corporate cost structure of DG rather than incurring such costs ourselves on a stand-alone basis.  For the three months ended March 31, 2013, DG reported corporate overhead (excluding share-based compensation) of $5.8 million.  The amount of such corporate overhead that was allocated to Sizmek in these carve out financial statements was $2.3 million, in accordance with the allocation principals for preparing carve out financial statements. As a result, these carve out financial statements include corporate overhead expenses which represent approximately 39% of DG’s total corporate overhead for the first quarter of 2013.  After the Spin Off, we ultimately expect about 70%-75% of DG’s total corporate overhead will shift to Sizmek, rather than the 39% that was allocated to us during the three months ended March 31, 2013.  Accordingly, we expect our corporate overhead costs as a stand-alone public company will be substantially greater than the amounts that were allocated to us in the carve-out financial statements prior to completion of the spin-off.  Actual costs that may have been incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.  For comparison purposes, we have included a schedule reconciling first quarter amounts reflected on a combined bases with pro forma amounts which include the increased corporate overhead expenses expected on a stand-alone basis.

The accompanying combined financial statements for periods up to February 7, 2014, include certain assets and liabilities that have historically been held at the DG corporate level but are specifically identifiable or otherwise allocable to us. The cash and cash equivalents held by DG at the corporate level are not specifically identifiable to the Company and therefore were not allocated to us for periods up to February 7, 2014. However, certain cash and working capital amounts that were associated with DG’s TV business, were contributed to Sizmek on February 7, 2014.  DG’s third-party debt and the related interest expense have not been allocated to us for the periods presented up to February 7, 2014 as we were not the legal obligor of the debt and amounts outstanding were paid off as part of the transaction with Extreme Reach described above.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of Adjusted EBITDA as a non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA as a non-GAAP financial measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.

We use Adjusted EBITDA to measure the operating performance of our business.  This measure is used by management in its financial and operational decision-making. There are limitations associated with reliance on any non-GAAP financial measure because it is specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as income (loss) from operations, before depreciation and amortization, share-based compensation, merger, integration and other expenses, and restructuring / impairment charges and benefits.  The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of our core operations, such as merger, integration and other expenses or do not require a cash outlay, such as share-based compensation and impairment charges.  Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets.  These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure.

About Sizmek

Sizmek Inc. (NASDAQ: SZMK) fuels digital advertising campaigns for advertisers and agencies around the world with cutting-edge technology to engage audiences across any screen. For the last 15 years, the online business that is now Sizmek has proudly pioneered industry firsts in digital, including rich media, video and online targeted advertising across channels. Sizmek’s open ad management stack, Sizmek MDX, delivers the most creative and impactful multiscreen digital campaigns, across mobile, display, rich media, video and social, all powered by an unrivaled data platform. With New York City as a center of operations, Sizmek connects 14,000 advertisers and over 5,000 agencies to audiences, serving more than 1.5 trillion impressions a year.  Sizmek operates on the ground in 48 countries with a team of approximately 850 employees. www.sizmek.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this release regarding our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: our ability to further identify, develop and achieve commercial success for new online products; delays in product offerings; the development and pricing of competing online services and products; consolidation of the digital industry and of digital advertising networks; slower than expected development of the digital advertising market; our ability to protect our proprietary technologies; integrating our acquisitions with our operations, systems, personnel and technologies; security threats to our computer networks; operating in a variety of foreign jurisdictions; fluctuations in currency exchange rates; adaption to new, changing, and competitive technologies; potential additional impairment of our goodwill and potential impairment of our other long-lived assets; our ability to achieve some or all of the expected benefits of the spin-off and merger transaction and the other risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. We disclaim any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in the forward-looking statements, except as required by law.

Sizmek Inc.

Unaudited Consolidated and Combined Statements of Operations

(In thousands)

	Three Months Ended
	March 31,
	2014	2013

Revenues	$38,379	$34,069
Cost of revenues	13,955	12,134
Sales and marketing	14,140	13,755
Research and development	3,156	2,534
General and administrative	3,887	3,627
Operating expenses, excluding depreciation and amortization; share-based compensation; and merger, integration and other expenses	35,138	32,050
Adjusted EBITDA	3,241	2,019
Depreciation and amortization	6,528	5,873
Share-based compensation	303	1,840
Merger, integration and other expenses	11,231	1,477
Operating loss	(14,821)	(7,171)
Interest expense	—	10
Other, net	3	(340)
Interest expense and other, net	3	(330)
Loss before income taxes	(14,824)	(6,841)
Provision (benefit) for income taxes	(406)	1,118
Net loss	$(14,418)	$(7,959)

Basic loss per common share	$(0.47)	$(0.26)
Diluted loss per common share	$(0.47)	$(0.26)

Weighted average common shares outstanding:
Basic	30,399	30,399
Diluted	30,399	30,399

Sizmek Inc.

Unaudited Consolidated and Combined Balance Sheets

(In thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$83,076	$22,648
Trade receivables (less allowances of $683 in 2014 and $776 in 2013)	42,184	47,362
Deferred income taxes	281	472
Restricted cash	1,717	1,725
Other current assets	8,436	6,817
Current assets of TV business	20,767	—
Total current assets	156,461	79,024
Property and equipment, net	27,006	26,002
Goodwill	134,086	134,086
Intangible assets, net	80,327	84,319
Deferred income taxes	331	329
Restricted cash	3,534	3,497
Other	2,838	2,766
Non-current assets of TV business	160	—
Total assets	$404,743	$330,023

Liabilities and Stockholders’ Equity or Business Capital
CURRENT LIABILITIES:
Accounts payable	$2,810	$3,625
Accrued liabilities	17,503	17,959
Deferred income taxes	94	94
Current liabilities of TV business	2,125	—
Total current liabilities	22,532	21,678
Deferred income taxes	7,716	8,324
Other non-current liabilities	6,817	6,885
Non-current liabilities of TV business	260	—
Total liabilities	37,325	36,887
STOCKHOLDERS’ EQUITY OR BUSINESS CAPITAL:
Preferred stock	—	—
Common stock	30	—
Additional capital	368,845	—
Accumulated deficit	(1,425)	—
Parent company investment	—	292,454
Accumulated other comprehensive (loss) income	(32)	682
Total stockholders’ equity or business capital	367,418	293,136
Total liabilities and stockholders’ equity or business capital	$404,743	$330,023

Sizmek Inc.

Unaudited Consolidated and Combined Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(14,418)	$(7,959)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	2,519	1,954
Amortization of intangibles	4,009	3,919
Deferred income taxes	(419)	1,583
Provision (benefit) for accounts receivable losses (recoveries)	(93)	212
Share-based compensation	6,589	1,840
Changes in operating assets and liabilities:
Accounts receivable	5,368	6,670
Other assets	(1,665)	(269)
Accounts payable and other liabilities	(1,339)	(286)
Deferred revenue	—	(14)
Net cash provided by operating activities	551	7,650

Cash flows from investing activities:
Purchases of property and equipment	(920)	(2,010)
Capitalized costs of developing software	(2,592)	(2,042)
Proceeds from maturity of short-term investments	—	314
Other	(709)	8
Net cash used in investing activities	(4,221)	(3,730)

Cash flows from financing activities:
Net contributions from Parent	44,833	2,113
Payment of TV business liabilities	(8,345)	—
Proceeds from TV business assets	27,589	—
Payments of seller financing and earn-outs	—	(2,531)
Net cash provided by (used in) financing activities	64,077	(418)

Effect of exchange rate changes on cash and cash equivalents	21	(436)
Net increase in cash and cash equivalents	60,428	3,066
Cash and cash equivalents at beginning of year	22,648	13,692

Cash and cash equivalents at end of period	$83,076	$16,758

Supplemental disclosure of cash flow information:
Cash paid (received) for income taxes	$805	$(2,742)

Sizmek Inc.

Reconciliation of Adjusted EBITDA to Net Loss

(In thousands)

	Three Months Ended
	March 31,
	2014	2013
Net loss	$(14,418)	$(7,959)
Depreciation and amortization	6,528	5,873
Share-based compensation	303	1,840
Merger, integration and other expenses	11,231	1,477
Interest expense and other, net	3	(330)
Provision (benefit) for income taxes	(406)	1,118
Adjusted EBITDA	$3,241	$2,019

Sizmek Inc.

Supplemental Non-GAAP Disclosure

Reconciliation of Reported Adjusted EBITDA to Pro Forma Adjusted EBITDA

(In thousands)

	As Reported per Attached Statement of Operations	Pro Forma Expense Allocations(2)	Pro Forma Stand-alone
	Three Months Ended March 31, 2014
Revenues	$38,379	$—	$38,379
Cost of revenues	13,955	—	13,955
Sales and marketing	14,140	505	14,645
Research and development	3,156	31	3,187
General and administrative	3,887	759	4,646
Adjusted operating expenses(1)	35,138	1,295	36,433
Adjusted EBITDA	$3,241		$1,946

	Three Months Ended March 31, 2013
Revenues	$34,069	$—	$34,069
Cost of revenues	12,134	—	12,134
Sales and marketing	13,755	621	14,376
Research and development	2,534	35	2,569
General and administrative	3,627	1,370	4,997
Adjusted operating expenses(1)	32,050	2,026	34,076
Adjusted EBITDA	$2,019		$(7)

(1) Adjusted operating expenses exclude depreciation and amortization; share-based compensation; and merger, integration and other expenses.

(2) Represents incremental expenses the Company expects to incur on a stand-alone basis following the February 7, 2014 spin-off from DG.  See “Basis of Presentation” in this press release for more information.

Sizmek Inc.

Supplemental Non-GAAP Disclosure

Reconciliation of 2014 Outlook for Adjusted EBITDA to Net Loss

For the Year Ending December 31, 2014

	2014
($ in millions, except per share amounts)	Low end of Range	High end of Range

Net loss	$(27)	$(15)
Plus:
Provision for income taxes	3	1
Other income and expense, net	—	—
Depreciation and amortization	27	25
Share-based compensation	3	2
Merger, integration and other expenses(1)	15	13
Adjusted EBITDA	$21	$26

Net loss	$(27)	$(15)
Common shares outstanding, diluted (in millions)	31	31
Diluted earnings per share	$(0.87)	$(0.49)

(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerated and cancelled equity grants as a result of the merger transaction with Extreme Reach.

Notes:

•            Cash taxes are expected to be either a $2 million net receipt or a $2 million net payment depending on the timing and resolution of a pending prior year tax audit.

•            Capital expenditures are expected to range from $15 million to $18 million including approximately $2 million associated with merger and integration activities.